                                                                      EXHIBIT 11

                              RTW, INC. AND SUBSIDIARY
        STATEMENT REGARDING COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE

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                                                   FOR THE THREE
                                                   MONTHS ENDED
                                                     MARCH 31,
                                                       1998
                                                   -------------
BASIC WEIGHTED AVERAGE SHARES                         11,868,375
OUTSTANDING

STOCK OPTIONS
     Options at $25.00
     Options at $19.33                                         -
     Options at $16.67                                         -
     Options at $12.50                                         -
     Options at $10.75                                         -
     Options at $  8.67                                        -
     Options at $  7.13                                        -
     Options at $  7.00                                        -
     Options at $  6.75                                        -
     Options at $  2.67                                        -
     Options at $  2.00                                        -
                                                   -------------

DILUTED WEIGHTED AVERAGE shares                       11,868,375
                                                   -------------
                                                   -------------

 NET LOSS ($000'S)                                       $(1,117)
                                                   -------------
                                                   -------------
 NET LOSS PER SHARE:
      BASIC LOSS PER SHARE                                $(0.09)
                                                   -------------
                                                   -------------
      DILUTED LOSS PER SHARE                              $(0.09)
                                                   -------------
                                                   -------------

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